UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2007

Neose Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27718	13-3549286
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

102 Rock Road, Horsham, Pennsylvania		19044
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-315-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On March 16, 2007, Neose Technologies, Inc. (the "Company") announced financial results for the fourth quarter and year ended December 31, 2006, and provided financial guidance for 2007. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.05 Costs Associated with Exit or Disposal Activities.

The Company announced on March 16, 2007, that it was reducing the size of its workforce by approximately 40% over the next few months.

On March 15, 2007, the Board of Directors authorized management, in its discretion, to implement the workforce reduction. Management decided on March 16, 2007 to implement the workforce reduction.

The Company estimates that it will incur cash restructuring costs of approximately $1 million in connection with the workforce reduction, most of which will be reflected in its operating results during the first half of 2007.

Item 9.01 Financial Statements and Exhibits.

The attached Exhibit Index is incorporated herein by reference.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding our business that are not historical facts, including statements regarding our restructuring and its financial impact, and the timing and amount of restructuring charges that we expect to incur in connection with the restructuring, are “forward-looking statements” that involve risks and uncertainties, including the risk that we will incur unexpected charges or will have unexpected expenditures related to the restructuring upon the completion of further analysis with respect to the restructuring generally and our assets specifically. For a discussion of these risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statement, see the section entitled “Factors Affecting the Company’s Prospects” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and discussions of risk factors in the Company’s subsequent SEC filings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neose Technologies, Inc.

March 16, 2007	By:	/s/ A. Brian Davis

Name: A. Brian Davis
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 16, 2007